Exhibit 29

EFiled: Nov 10 2025 08:38AM EST
Transaction ID 77736472
Case No. 2024-0678-MTZ

IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

RENOVARO INC.,	)	
	)	
Plaintiff,	)	
	)	
v.	)	C.A. No. 2024-0678-MTZ
	)	
SERHAT GUMRUKCU, WEIRD SCIENCE, LLC, WILLIAM ANDERSON WITTEKIND, individually, and WILLIAM ANDERSON WITTEKIND as Trustee of the WILLIAM ANDERSON WITTEKIND 2020 ANNUITY TRUST, WILLIAM ANDERSON WITTEKIND 2021 ANNUITY TRUST, and TY MABRY 2021 ANNUITY TRUST,	)	
	)	
Defendants.	)	
	)	

MEMORANDUM OPINION

Date Submitted: August 27, 2025
Date Decided: November 7, 2025

Steven L. Caponi, Matthew B. Goeller, K&L GATES LLP, Wilmington, Delaware; Christopher J. Valente, Boston, MA, *Attorneys for Plaintiff Renovaro Inc*.

John C. Phillips, Jr., Megan C. Haney, PHILLIPS, MCLAUGHLIN & HALL, P.A., Wilmington, Delaware; Megan A. Maitia, Summa LLP, South Pasadena, CA; Patrick T. McCloskey, McCloskey Law PLLC, NY, NY, *Attorneys for Defendants Weird Science LLC, and William Anderson Wittekind, Individually and as Trustee of William Anderson Wittekind 2020 Annuity Trust, William Anderson Wittekind 2021 Annuity Trust, And Ty Mabry 2021 Annuity Trust.*

ZURN, Vice Chancellor.

1 Serhat Gumrukcu was in a bind. He was about to close a transaction in which he would sell lies, about himself and medical advancements he had purportedly developed, for millions of dollars. But Greg Davis, who Gumrukcu had defrauded in a previous scheme, was threatening to go to the authorities. Gumrukcu was afraid that would jeopardize the sale. He had Davis killed. Days after the murder was carried out, the transaction closed, securing the windfall Gumrukcu had sought to protect. The scheme remained concealed for nearly four years. But then Gumrukcu was arrested for Davis's murder, and the justice system revealed what he had done. Gumrukcu was found guilty. The acquirer came to this Court with claims of fraudulent concealment against Gumrukcu, as well as his spouse and his investment vehicle. The acquirer claims that if it had known about Gumrukcu's past misdeeds, which Gumrukcu concealed by murder for hire, it would not have closed on the merger. It seeks the return of the shares the defendants received after the merger, voicing frustration with the stockholder litigation the defendants have brought against the acquirer. Whether Gumrukcu himself defrauded the acquirer is not presently before the Court: Gumrukcu has not appeared in this action. This opinion addresses whether the acquirer has adequately pled fraudulent concealment by Gumrukcu's spouse and investment vehicle. It concludes the acquirer failed to state a claim against those defendants.

2 I. BACKGROUND1 This action addresses a merger that closed on February 16, 2018 (the "Merger").2 The transaction granted plaintiff Renovaro Inc. ("Renovaro" or "Plaintiff") an exclusive license in Gumrukcu's purported healthcare intellectual property, which Gumrukcu housed in defendant Weird Science, LLC. 3 Weird Science received over 17 million Renovaro shares (the "Merger Shares") as consideration in the Merger.4 Weird Science distributed some of the Merger Shares to Gumrukcu and his spouse, defendant William Anderson Wittekind, as pro rata 1 Unless otherwise noted, the following facts are drawn from the plaintiff's Verified Complaint, available at Docket Item ("D.I.") 1 [hereinafter "Compl."], as well as the documents attached and integral to it. See Wal-Mart Stores, Inc. v. AIG Life Ins. Co., 860 A.2d 312, 320 (Del. 2004). Citations in the form of "DOB __" refer to the Moving Defendants' Opening Brief in Support of Their Motion to Dismiss the Verified Complaint, available at D.I. 12. Citations in the form of "PAB __" refer to Plaintiff's Answering Brief in Opposition to Defendants' Motion to Dismiss the Verified Complaint, available at D.I. 15. Citations in the form of "DRB __" refer to Moving Defendants' Reply Brief in Support of Their Motion to Dismiss the Verified Complaint, available at D.I. 19. Citations in the form of "Hr'g Tr. at __" refer to the transcript for the oral argument on Defendants' motion to dismiss, available at D.I. 34. 2 Compl. ¶ 11. 3 Id. ¶¶ 60?61. When the Merger closed, Plaintiff was known as DanDrit Biotech USA, Inc. Id. ¶ 61 n.2. After the Merger, Plaintiff changed its name from DanDrit Biotech USA, Inc. to Enochian Biosciences Inc. Id. ¶ 15. On February 13, 2024, Plaintiff changed its name to its present iteration, Renovaro Inc. Id. ¶ 15. For simplicity, this opinion refers to Plaintiff by its current name. 4 Id. ¶ 63.

3 distributions to its members.5 Subsequently, some Merger Shares were transferred to certain trusts, of which Wittekind is trustee.6 Plaintiff initiated this action claiming it was defrauded into entering the Merger and seeks equitable relief, including the return of the Merger Shares.7 Renovaro alleges that had it known of Gumrukcu's criminal and fraudulent activities before the Merger, Renovaro would not have closed.8 A. Gumrukcu Commits Significant Fraud. Gumrukcu's career as a con man began in his native Turkey where he performed as a magician called "Dr. No."9 He claimed to possess mystical healing powers and preyed upon people in search of cures.10 He then graduated to falsely 5 DOB Ex. K at 1 (SEC Form 4); DOB Ex. L at 4 (SEC Schedule 13D; Compl. ¶ 64. 6 Compl. ¶¶ 18, 64; DOB Ex. M at 3?4. 7 Compl. ¶¶ 13, 69, 90, 102, Prayer. 8 Id. ¶ 90. 9 Hindenburg Research LLC, https://hindenburgresearch.com/enochian/#_ftn ref8 (last visited November 6, 2025) [Hereinafter the "Hindenburg Article"]; Compl. ¶ 72 ("Shortly after Gumrukcu's arrest, on June 1, 2022, the Hindenburg Research Group published an article titled ?Miracle Cures and Murder For Hire: How A Spoon-Bending Turkish Magician Built A $600 Million Nasdaq-Listed Scam Based On a Lifetime of Lies.'"). On August 1, 2022, Hindenburg Research LLC sued Renovaro for libel based on its June 1, 2022 stockholder letter claiming the Hindenburg Article "knowingly misrepresented the purpose" of a character reference a Renovaro director submitted supporting Gumrukcu. DRB 16?17; DOB Ex. J. On September 23, Plaintiff issued a revised stockholder letter omitting the statements about Hindenberg. DRB 17; compare DOB Ex. J with DRB Ex. T. 10 Hindenburg Article.

4 posing as a medical doctor, until he was arrested by Turkish authorities following allegations he swindled a family with claims he could cure terminal cancer.11 Gumrukcu then fled Turkey and turned to financial fraud in the oil commodities space.12 From 2015 to 2017, Gumrukcu conned Greg Davis and his oil trading business out of hundreds of thousands of dollars.13 Gumrukcu's misdeeds included falsifying a bank comfort letter from a bank that did not exist, making false representations about financing availability, forging fraudulent bank confirmations, impersonating Davis's own brother, sending wire communications from fictitious parties, and failing to pay amounts contractually owed.14 Gumrukcu perfected his fraudulent oil trading scheme with assistance from Berk Eratay and Gregory Gac.15 Eratay helped Gumrukcu prepare the falsified comfort letter, and Gumrukcu used Gac's brokerage firm as an escrow agent.16 Neither Wittekind nor Weird Science are alleged to have been involved in the fraudulent oil trading scheme.17 11 Id. 12 Id. 13 Compl. ¶¶ 2, 28?34. 14 Id. ¶¶ 27, 29, 30?33. 15 Id. ¶¶ 27, 31. 16 Id. ¶¶ 26, 27, 29?31; Hindenburg Article. 17 The Complaint's sole mention of Wittekind with respect to the oil trading scheme states: "Upon information and belief, Wittekind was aware of the fraudulent scheme even if he was not an active participant." Id. ¶ 35.

5 B. Gumrukcu Begins Negotiations To Sell Nonexistent Technology To Renovaro. In the midst of Gumrukcu's tangles with Davis, Gumrukcu returned to his familiar territory of peddling cures for terminal diseases, but now with grander ambitions. He began holding himself out as a genius inventor of therapeutics to treat a host of diseases, including HIV and cancer.18 Gumrukcu added two fictitious doctorate degrees to his falsified resume, and manufactured fictitious peer-reviewed articles to substantiate his claims.19 Gumrukcu held his purported intellectual property in Weird Science.20 In October 2016, Gumrukcu met with Renovaro's chairman René Sindlev to discuss the company's mission, Gumrukcu's intellectual property, and the possibility of a partnership to pursue medical breakthroughs, including a potential 18 Id. ¶¶ 36?37; see also Enochian Biosciences Inc., Current Report (Form 8-k) (July 2, 2018) (valuing Gumrukcu's HIV pipeline at over $400 million); DOB Ex. G (telling Renovaro stockholders "the ideas behind Enochian BioSciences' pipeline come from the inventor, Dr. Serhat Gumrukcu"). 19 Compl. ¶¶ 76?77; Hindenburg Article. 20 Compl. ¶¶ 37?40; see DOB Ex. C at Recital A ("[Weird Science] owns or otherwise controls patents, patent applications know-how and other information directed to techniques for a combinatory gene therapy to promote genetic resistance and intracellular immunity to the human immunodeficiency virus [] and for an in-vivo gene therapy to eliminate HIV infected T-Cells from the human body.").

6 cure for HIV.21 Discussions between Renovaro and Gumrukcu continued through the winter and spring of 2017, advancing to talks of a potential transaction.22 In April, Renovaro and Weird Science began negotiating a potential merger agreement.23 In May, the entity that would be Renovaro's wholly-owned operating subsidiary after the Merger, called Enochian Biopharma Inc. ("Enochian"), was formed.24 Renovaro and Enochian executed a nondisclosure agreement in June, and in July the negotiations with Gumrukcu advanced to a letter of intent.25 Merger negotiations continued through the summer and into the fall.26 On October 13, a draft merger agreement was circulated.27 During negotiations, Renovaro and Weird Science were represented by sophisticated counsel.28 The Complaint does not allege Wittekind was involved in the any of the discussions that led to the draft merger agreement.29 21 Compl. ¶¶ 36?38. 22 Id. ¶ 39. 23 Id. ¶ 40. 24 Id. ¶ 41. 25 Id. ¶¶ 42, 43 (contemplating "Renovaro would acquire all outstanding equity in Enochian" and "Renovaro would obtain an exclusive license to certain intellectual property owned by Enochian"). 26 Id. ¶ 44. 27 Id. ¶ 45. 28 DOB Ex. A at 58. 29 Hr'g Tr. at 61.

7 C. Gumrukcu Tries To Save The Merger By Silencing Davis. As the Merger negotiations were intensifying, Davis complained to Gac about Gumrukcu's fraudulent representations, maintaining criminal charges against Gumrukcu should be pursued.30 Gac promptly shared Davis's complaints with Gumrukcu and informed Gumrukcu of his legal exposure.31 Gumrukcu responded by paying Davis to remain quiet, with two $20,000 payments in May 2017 routed through Gac as middleman.32 Around the same time, Gumrukcu learned Gac would be interviewed by law enforcement; Gumrukcu paid Gac $100,000.33 A few months later, Davis contacted Gac again to complain about Gumrukcu.34 Again, Gac promptly relayed this information to Gumrukcu.35 In mid-November, Eratay proposed Gumrukcu pay Davis more money to keep him quiet.36 Gumrukcu paid Gac $65,000, who turned around and paid Davis $50,000 to remain silent about Gumrukcu's fraudulent oil deals.37 30 Compl. ¶ 46. 31 Id. ¶ 47. 32 Id.¶ 48. 33 Id. ¶ 49. 34 Id. ¶ 50. 35 Id. 36 Id. ¶ 51. 37 Id.

8 In late December, Davis contacted Gac again, threatening to expose Gumrukcu's criminal conduct.38 Again, Gac promptly shared this threat with Gumrukcu.39 Realizing he may not be able to buy Davis's silence, Gumrukcu turned to violence. Gumrukcu plotted a murder for hire to prevent Davis from exposing his fraudulent and criminal activities.40 Renovaro alleges Gumrukcu sought to prevent Davis's disclosure of the truth from interfering with the Merger.41 Gumrukcu hired Eratay to murder Davis.42 Eratay then enlisted Aron Lee Ethridge.43 Eratay told Ethridge he was acting on Gumrukcu's behalf, and that Gumrukcu would pay.44 Eratay also told Ethridge the murder was inspired by Gumrukcu's business dispute with Davis.45 Ethirdge then hired Jerry Banks as the hitman.46 Gumrukcu provided Eratay with $100,000 in cash; Eratay paid Ethridge; and Ethridge paid Banks approximately $50,000 to carry out the murder.47 On 38 Id. ¶ 52. 39 Id. 40 Id. ¶ 54. 41 Id. 42 Id. ¶ 55. 43 Id. 44 Id. 45 Id. 46 Id. ¶ 56. 47 Id. ¶ 57.

9 January 6, 2018, Banks disguised himself as a U.S. Marshall, and abducted and murdered Davis.48 The complaint does not allege Wittekind or Weird Science were involved in the murder plot or the related payments.49 The complaint is silent as to the source of the funds Gumrukcu paid for Davis's murder. D. The Merger Closes. Six days later, on January 12, Renovaro, Weird Science, and Enochian entered into an agreement and plan of merger (the "Merger Agreement").50 When the Merger Agreement was executed, Weird Science was Enochian's supermajority stockholder.51 Weird Science stood to receive over 97% of Renovaro's initial common stock.52 As to Gumrukcu's purported treatments, the Merger Agreement provided that "Gumrukcu is the sole inventor of all [Weird Science] IP Rights" and the IP Rights were not acquired or derived from any other person.53 Weird Science granted Renovaro an exclusive license to that intellectual property.54 Carl Sandler 48 Id. ¶ 58; see PAB Ex. C. 49 The Complaint's sole mention of Wittekind with respect to the murder plot or related payments states: "Upon information and belief, Wittekind was aware of the hush money payments and efforts to conceal the fraud from Renovaro." Compl. ¶ 53. 50 Id. ¶ 60. 51 DOB Ex. A. at Preamble. 52 DOB Ex. A at Ex. 1; id. at § 2.1.3. 53 Id. at § 3.1.16. 54 Id. at § 7.2.10; DOB Ex. C.

10 executed the Merger Agreement on behalf of Enochian as its Chief Executive Officer, and on behalf of Weird Science as its Manager.55 The Merger closed on February 16.56 Enochian emerged from the Merger as the operating company and Renovaro's wholly-owned subsidiary.57 Renovaro disclosed its pre-Merger due diligence included securing an independent valuation of the IP acquired in the Merger.58 The valuation firm valued that IP at $409,170,000.59 Weird Science received over 17 million Renovaro shares as Merger consideration.60 Gumrukcu held a 60% stake in Weird Science.61 At that time Weird Science had at least two managers: Wittekind, and Carl Sandler.62 When the 55 DOB Ex. A at 70. 56 Compl. ¶ 61. 57 Id. 58 Enochian Biosciences Inc., Current Report (Form 8-k) (July 2, 2018). 59 Id. 60 Compl. ¶ 63; DOB Ex. K at 1. 61 Compl. ¶ 62. 62 Id.; DOB Ex. A at 70. Plaintiff alleges Wittekind "was a manager of Weird Science." Compl. ¶ 62. At the pleading stage Plaintiff's allegation is accepted as true. Carl Sandler executed the Merger Agreement on behalf of Weird Science as its "Manager." DOB Ex. A at 70. The Merger Agreement refers to Weird Science's "members or manager," implying Weird Science had a sole manager. E.g., id. at § 3.3.2; see DOB Ex. E at 8 (noting Sandler "has been the Manager of Weird Science LLC since March of 2017"). The Merger Agreement is properly incorporated by reference into the Complaint and the Merger Agreement provides Sandler was a manager of Weird Science when the Merger Agreement was executed. The Moving Defendants contend Sandler "was the manager member of Weird Science who handled the merger negotiations." Hr'g Tr. at 6?7, 61.

11 Merger closed, Weird Science had at least three members: Gumrukcu, Wittekind, and Sandler.63 On May 29, 2020, Weird Science distributed 17,545,283 Merger Shares to its members on a pro rata basis, transferring 3,509,056 shares to Wittekind, 3,509,056 shares to Sandler, and 10,527,171 shares to Gumrukcu.64 The Merger offered Gumrukcu a revenue stream as well.65 Renovaro and Gumrukcu entered into a contemporaneous consulting agreement paying Gumrukcu at least $25,000/month to serve as a Scientific and Clinical Consultant.66 By May 15, 2022, Wittekind transferred most of his Merger Shares to certain trusts, including the William Anderson Wittekind 2020 Annuity Trust ("WAW 2020 Trust"), William Anderson Wittekind 2021 Annuity Trust ("WAW 2021 Trust"), and Ty Mabry 2021 Annuity Trust ("TM 2021 Trust," with WAW 2020 Trust and with WAW 2021 Trust, the "Trusts,").67 The Complaint only mentions the Trusts in passing, alleging "certain Merger [] Shares held by Weird Science were ultimately caused to be transferred . . . to the Trusts for no consideration."68 63 DOB Ex. L at 4; DRB 25. 64 DOB Ex. L at 4. 65 Compl. ¶¶ 4, 66?67; DOB Ex. A at § 7.3.10. 66 Compl. ¶ 66. 67 DOB Ex. M at 3?4. 68 Compl. ¶ 64.

12 E. Renovaro Learns Gumrukcu Faked His Science and Had Davis Killed. On May 24, 2022, Gumrukcu was arrested and charged with murder-for-hire, conspiracy to commit murder-for-hire, and conspiracy to commit wire fraud.69 On June 1, the Hindenburg Research Group published an article titled "Miracle Cures and Murder for Hire: How a Spoon-Bending Turkish Magician Built a $600 Million Nasdaq-listed Scam Based on a Lifetime of Lies," which detailed the murder-for-hire plot and Gumrukcu's fraudulent oil trading.70 The Hindenburg article revealed Gumrukcu to be a career criminal whose history included posing as a doctor in Turkey, where he defrauded a family out of $275,000 by claiming to be able to treat a terminally ill cancer patient.71 Renovaro did not learn of the murder-for-hire plot or the fraudulent oil trading deals until Gumrukcu was arrested in May 2022.72 On June 1, Renovaro issued a letter informing its stockholders of Gumrukcu's arrest.73 That letter reaffirmed the value of Gumrukcu's intellectual property while simultaneously seeking to distance 69 Id. ¶ 70. 70 Id. ¶ 72; see id. ¶ 74 (noting a Wall Street Journal article similarly reported on "Gumrukcu's long history of fraud and attempts to cover up that fraud"). 71 Id. ¶¶ 72?73; Hindenburg Article. 72 Compl. ¶¶ 12, 71. 73 DOB Ex. D; DOB 3?4.

13 Renovaro from Gumrukcu's criminal activity.74 But by late June, Renovaro completed an internal review of data underlying Renovaro's drug pipelines and discovered evidence "Gumrukcu, Wittekind, and other parties associated with them had engaged in a concerted, deliberate scheme to alter, falsify, and misrepresent to Renovaro the results of multiple studies supporting" those pipelines.75 On October 21, Renovaro filed suit in California Superior Court against Gumrukcu, Wittekind, and others for breach of contract, fraud, and related claims.76 Two years later, Renovaro disclosed it wrote down the goodwill from the Merger.77 On April 18, 2025, Gumrukcu was convicted of murder-for-hire, conspiracy to commit murder-for-hire, and conspiracy to commit wire fraud.78 74 DOB Ex. D ("[Renovaro's] value and promise is based on the science ? on the inventor's ideas ? not on his alleged actions. His past is not connected to [Renovaro's] future and the company we have become. We are confident in our position with respect to the intellectual property, in the science, in the promise of [Renovaro], and in the importance of our company moving forward to pursue live-saving cures for some of the most pressing public health challenges facing us today."); id. ("These attacks against [Renovaro] attempt to conflate the inventor's past with our future as a company ? despite the fact that the inventor has never held a formal role with the company; despite the fact that our company had no knowledge of certain legal issues in which the inventor was involved in foreign jurisdictions; and despite the fact that the inventor's scientific advisory role with [Renovaro] was terminated as soon as the company learned about these allegations last week."). 75 Compl. ¶ 76. 76 Id. ¶ 77. 77 DOB Ex. R at 3; Renovaro Inc. Annual Report (Form 10-K) (Oct. 10, 2024) at Note 5. 78 D.I. 28 at Ex. A.

14 F. Litigation Ensues. Renovaro commenced this action on June 21, 2024.79 Renovaro claims that but for the concealment of Gumrukcu's criminal and fraudulent activities, Renovaro would not have entered into the Merger Agreement, the Merger would not have closed, and Weird Science would not have received the Merger consideration, including the Merger Shares.80 Renovaro wants the Merger Shares back, motivated by stopping Wittekind and Weird Science from bringing litigation against Renovaro in their capacity as stockholders.81 Renovaro's verified complaint (the "Complaint") brings claims against Gumrukcu; Weird Science; and Wittekind, individually and as trustee of the Trusts (collectively, the "Defendants") asserting claims of fraud, conspiracy, and unjust enrichment related to the Merger.82 Count I asserts a claim of fraudulent 79 D.I. 1. 80 Compl. ¶¶ 12?13, 54, 69, 71, 89?90, 96?97. 81 Hr'g Tr. at 57?8; PAB 2, 22?3; Compl. ¶¶ 24, 102, Prayer (b) ("Provide equitable relief, including but not limited to, an order instructing Defendants to return any Merger Agreement Shares in their possession, custody, or control back to Renovaro."); id. ¶ 84 ("Weird Science and Wittekind have abused their rights as shareholders and filed baseless lawsuits against Renovaro, including an action pending before this Court and a putative derivative action in the U.S. District Court for the Central District of California."); see, e.g., Weird Science LLC, et al. v. Renovaro Biosciences, Inc., C.A. No. 2023-0599-MTZ (Del. Ch.); Weird Science LLC, et al. v. René Sindlev, et al., Case No. 2:24-cv-00645 (C.D. Cal.). 82 Id. ¶¶ 85?111.

15 concealment against Gumrukcu, Wittekind, and Weird Science.83 Count II asserts an equitable fraud claim against Gumrukcu, Wittekind, and Weird Science.84 Count III asserts an unjust enrichment claim against all Defendants.85 And Count IV asserts a claim of civil conspiracy against Gumrukcu, Wittekind, and Weird Science.86 On October 1, Defendants Weird Science and Wittekind (the "Moving Defendants") moved under Court of Chancery Rule 12(b)(6) to dismiss the Complaint for failure to state a claim (the "Motion").87 The parties briefed the Motion, and I heard oral argument (the "Argument") on June 25, 2024.88 I took the Motion under advisement once Gumrukcu was served.89 Gumrukcu has not answered, moved to dismiss the Complaint, or had counsel enter an appearance in this action. 83 Id. ¶¶ 85?91. 84 Id. ¶¶ 92?98. 85 Id. ¶¶ 99?105. 86 Id. ¶¶ 106?11. 87 D.I. 8. 88 D.I. 31. 89 D.I. 6; D.I. 29; D.I. 30; D.I. 32; D.I. 33; D.I 35.

16 II. ANALYSIS The Moving Defendants moved to dismiss the Complaint under Rule 12(b)(6) for failure to state a claim on which relief can be granted.90 The governing standard for a Rule 12(b)(6) motion to dismiss is familiar: (i) [A]ll well-pleaded factual allegations are accepted as true; (ii) even vague allegations are "well-pleaded" if they give the opposing party notice of the claim; (iii) the Court must draw all reasonable inferences in favor of the non-moving party; and [(iv)] dismissal is inappropriate unless the "plaintiff would not be entitled to recover under any reasonably conceivable set of circumstances susceptible of proof."91 The touchstone "to survive a motion to dismiss is reasonable ?conceivability.'"92 That standard is "minimal" and plaintiff-friendly.93 While "it may, as a factual matter, ultimately prove impossible for the plaintiff to prove [its] claims at a later stage of a proceeding, [] that is not the test to survive a motion to dismiss."94 Despite this forgiving standard, the Court need not accept conclusory allegations unsupported by specific facts or draw unreasonable inferences in favor of the 90 D.I. 8. 91 Savor, Inc. v. FMR Corp., 812 A.2d 894, 896?97 (Del. 2002) (footnotes omitted) (quoting Kofron v. Amoco Chems. Corp., 441 A.2d 226, 227 (Del. 1982)). 92 Cent. Mortg. Co. v. Morgan Stanley Mortg. Cap. Hldgs. LLC, 27 A.3d 531, 537 (Del. 2011). 93 E.g., id. at 539; Clouser v. Doherty, 175 A.3d 86, 2017 WL 3947404, at *9 (Del. 2017) (TABLE); In re USG Corp. S'holder Litig., 2021 WL 930620, at *3?4 (Del. Ch. Mar. 11, 2021); In re Trados Inc. S'holder Litig., 2009 WL 2225958, at *8 (Del. Ch. July 24, 2009). 94 Cent. Mortg., 27 A.3d at 536.

17 nonmoving party.95 "Moreover, the court ?is not required to accept every strained interpretation of the allegations proposed by the plaintiff.'"96 Where a complaint alleges fraud or conspiracy to commit fraud, this Court's Rules set a higher pleading standard.97 Rule 9(b) provides that "[i]n all averments of fraud or mistake, the circumstances constituting fraud or mistake shall be stated with particularity."98 Rule 9(b) serves a dual purpose: to provide notice to defendants as to the fraudulent accusations against them, and to prevent unsubstantiated claims of fraud given the potential significant and lasting ramification of such allegations.99 To satisfy that heightened pleading requirement, "a complaint must allege: (1) the time, place, and contents of the false representation; (2) the identity of the person making the representation; and (3) what the person intended to gain by making the 95 E.g., Clinton v. Enter. Rent-A-Car Co., 977 A.2d 892, 895 (Del. 2009). 96 Trados, 2009 WL 2225958, at *4 (quoting In re Gen. Motors (Hughes) S'holder Litig., 897 A.2d 162, 168 (Del. 2006)). 97 In re Am. Int'l Grp., Inc., 965 A.2d 763, 805 (Del. Ch. 2009) ("Both fraud and a conspiracy to commit fraud must be alleged with particularity."), aff'd sub nom. Teachers' Ret. Sys. of Louisiana v. PricewaterhouseCoopers LLP, 11 A.3d 228 (Del. 2011) (TABLE); Iotex Commc'ns, Inc. v. Defries, 1998 WL 914265, at *3 (Del. Ch. Dec. 21, 1998) (same). 98 Del. Ch. Ct. R. 9(b). 99 Metro Commc'n Corp. BVI v. Advanced Mobilecomm Techs. Inc., 854 A.2d 121, 144 (Del. Ch. 2004); Abry P'rs V, L.P. v. F & W Acq. LLC, 891 A.2d 1032, 1050 (Del. Ch. 2006).

18 representations."100 "[W]hen a plaintiff pleads a claim of fraud that charges that the defendants knew something, it must allege sufficient facts from which it can reasonably be inferred that this ?something' was knowable and that the defendants were in a position to know it."101 "While the Rule permits ?intent, knowledge and other condition of mind of a person' to be averred generally, ?[t]o say Defendant knew or should have known is not adequate.'"102 Under Rule 9(b), the Court "must disregard conclusory allegations unsubstantiated by specific factual details that would support a rational inference that a particular defendant committed common law fraud."103 100 Abry P'rs, 891 A.2d at 1050; Airborne Health, Inc. v. Squid Soap, LP, 984 A.2d 126, 142 (Del. Ch. 2009) (quoting Trenwick Am. Litig. Tr. v. Ernst & Young LLP, 906 A.2d 168, 207?08 (Del. Ch. 2006), aff'd sub nom. Trenwick Am. Litig. Tr. v. Billett, 931 A.2d 438 (Del. 2007)). 101 Abry P'rs, 891 A.2d at 1050 (citing Albert v. Alex. Brown Mgmt. Services, Inc., 2005 WL 2130607, at *11 (Del. Ch. Aug. 26, 2005)). 102 Metro Commc'n, 854 A.2d at 144 (alteration in original) (quoting Twin Coach Co. v. Chance Vought Aircraft, Inc., 163 A.2d 278, 284 (Del. Super. 1960)). 103 Metro Commc'n, 854 A.2d at 144.

19 Allegations made upon "information and belief" do not satisfy Rule 9(b)'s heightened pleading standard.104 Similarly, allegations that rely on group pleading do not suffice.105 A. Fraudulent Concealment In Count I, Renovaro alleges Gumrukcu, Wittekind, and Weird Science deliberately concealed Gumrukcu's fraudulent past from Renovaro, and that Renovaro would have walked away if it learned the genius inventor claiming to own technologies to treat HIV and cancer was actually a con man.106 A plaintiff claiming fraudulent concealment must plead: "(1) Deliberate concealment by the defendant of a material past or present fact, or silence in the face of a duty to speak; (2) That the defendant acted with scienter; (3) An intent to induce plaintiff's reliance upon the concealment; (4) Causation; and (5) Damages resulting from the concealment."107 The gravamen of a fraudulent concealment claim is "an affirmative act of concealment by a defendant?an ?actual artifice' that prevents a 104 Id. at 149 n.57 ("[A]llegations made upon ?information and belief' do not satisfy Rule 9(b). . . ."). For instance, the allegation that "[u]pon information and belief, Wittekind became aware of the murder and concealed it from Renovaro" is inadequate under Rule 9(b). Compl. ¶ 10; see also id. ¶¶ 35, 53. 105 In re Swervepay Acquisition, LLC, 2022 WL 3701723, at *9?11 (Del. Ch. Aug. 26, 2022) (dismissing fraud claims against certain defendants because group pleading did not supply any "reason in law or logic to impute the statements [at issue] to other defendants"). 106 Compl ¶¶ 46?54, 83, 89?90; PAB 7. 107 Nicolet, Inc. v. Nutt, 525 A.2d 146, 149 (Del. 1987).

20 plaintiff from gaining knowledge of the facts or some misrepresentation that is intended to put a plaintiff off the trail of inquiry."108 That requirement reverberates through several elements. Deliberate concealment and scienter both require the plaintiff to establish active concealment, rather than passive concealment.109 And, as to reliance and causation, the affirmative act alleged must conceal information from the plaintiff.110 To plead active concealment, "a plaintiff must allege facts supporting an inference that the defendant took some action affirmative in nature designed or intended to prevent, and which does prevent, the discovery of facts giving rise to the 108 In re Dean Witter P'ship Litig., 1998 WL 442456, at *5 (Del. Ch. July 17, 1998), aff'd, 725 A.2d 441 (Del. 1999) (quoting Halpern v. Barran, 313 A.2d 139, 143 (Del. Ch. 1973)); Kokorich v. Momentus Inc., 2023 WL 3454190, at *12 (Del. Ch. May 15, 2023) ("Fraudulent concealment . . . requires that the defendant take some action affirmative in nature designed or intended to prevent, and which does prevent, the discovery of facts giving rise to the fraud claim." (internal quotation omitted)), aff'd, 308 A.3d 1192 (Del. 2023). 109 Nicolet, 525 A.2d at, 150 n.3; Lecates v. Hertrich Pontiac Buick Co., 515 A.2d 163, 176 (Del. Super. 1986) ("An affirmative act of concealment suggests ?actual subjective knowledge by the defendant[s] of the wrong done, i.e., scienter.'") (quoting Taylor v. Wilmington Med. Ctr., Inc., 538 F. Supp. 339, 342 (D. Del. 1982)). 110 Wiggs v. Summit Midstream P'rs, LLC, 2013 WL 1286180, at *11 (Del. Ch. Mar. 28, 2013) ("[A] claim of fraudulent concealment requires the plaintiff to allege ?an intentional deception of the plaintiff by the defendant, which the plaintiff relies upon to his detriment.'") (quoting Metro Commc'n, 854 A.2d at 150); Bay Ctr. Apartments Owner, LLC v. Emery Bay PKI, LLC, 2009 WL 1124451, at *12 (Del. Ch. Apr. 20, 2009) (rejecting plaintiff's active concealment theory of fraud where "the[] alleged actions . . . do not indicate that the defendants did anything to conceal information from [plaintiff]"); Roma Landmark Theaters, LLC v. Cohen Exhibition Co. LLC, 2020 WL 5816759, at *18 (Del. Ch. Sept. 30, 2020) (dismissing a fraudulent concealment claim where "[plaintiff] does not allege with the required particularity a single fact of concealment").

21 fraud claim . . . to exclude suspicion and prevent inquiry."111 Active concealment requires more than mere silence; it requires an affirmative act intended to conceal a material fact specifically from the plaintiff.112 Rule 9(b) requires the affirmative act to be alleged with particularity.113 The plaintiff must plead the circumstances constituting the alleged fraud, including "the time, place, and contents of the false representations; the facts misrepresented; the identity of the person(s) making the misrepresentation; and what that person(s) gained from making the misrepresentation."114 Renovaro asserts Gumrukcu, Weird Science, and Wittekind actively and deliberately concealed Gumrukcu's fraudulent past from Renovaro so that the Merger would close.115 Davis repeatedly approached Gac and threatened to go 111 Bay Ctr. Apartments, 2009 WL 1124451, at *12; Transdigm Inc. v. Alcoa Glob. Fasteners, Inc., 2013 WL 2326881, at *6 (Del. Ch. May 29, 2013) (same); see Kokorich, 2023 WL 3454190, at *12 (distinguishing fraudulent concealment from fraudulent inducement). 112 Wiggs, 2013 WL 1286180, at *11 (quoting Bay Ctr. Apartments, 2009 WL 1124451, at *12 ("[Active concealment] requires affirmative action on the part of defendant."). 113 Wiggs, 2013 WL 1286180, at *11 ("Rule 9(b) requires that the Plaintiffs allege, with particularity, that the [d]efendants . . . actively concealed facts which prevented [the plaintiffs] from discovering them." (alteration in original)) (quoting Metro Commc'n, 854 A.2d at 143). 114 Airborne Health, 984 A.2d at 142(quoting Trenwick, 906 A.2d at 207?08); see Fortis Advisors LLC v. Dialog Semiconductor PLC, 2015 WL 401371, at *8 (Del. Ch. Jan. 30, 2015). 115 Compl. ¶¶ 69, 86, 89, 93; PAB 6?7; Hr'g Tr. at 25, 29. Renovaro is not arguing silence in the face of a duty to speak. See Nicolet, 525 A.2d at 149.

22 public in pursuit of criminal charges while the Merger Agreement negotiations were underway.116 Renovaro argues Gumrukcu, Wittekind, and Weird Science affirmatively acted to keep Davis silent in two ways: first, they began making hush money payments; and second, when it appeared Davis's silence could no longer be bought, they turned to murder-for-hire.117 Many of Renovaro's allegations do no work because they rely on improper and conclusory group pleading. For example: ? "Gumrukcu, Wittekind, and Weird Science deliberately concealed Gumrukcu's criminal and fraudulent activities from Renovaro including, among other things, the murder-for-hire plot designed to prevent Davis from interfering with the planned Merger and Gumrukcu's fraudulent oil trading schemes."118 ? "Renovaro uncovered evidence that Gumrukcu, Wittekind, and other parties associated with them had engaged in a concerted, deliberate scheme to alter, falsify, and misrepresent to Renovaro the results of multiple studies supporting its HBV and SARS-COV-2/influenza pipelines to extract millions of dollars from Renovaro."119 ? "Gumrukcu, Wittekind, and Weird Science deliberately concealed Gumrukcu's criminal and fraudulent activities from Renovaro . . . Specific, affirmative action was deliberately taken to conceal the crimes including, but not limited to, the murder of Davis . . . , the use of a disguised hitman to conceal the murder of Davis, and the use of 116 Compl. ¶¶ 46?48, 50?52. 117 Hr'g Tr. at 26?29. 118 Compl. ¶¶ 86, 93. 119 Id. ¶ 76. And alleged falsification of studies regarding Weird Science's drug pipeline is not the fraud underlying Renovaro's claim. Hr'g Tr. at 37?42 (Renovaro confirming the fraud at issue was the concealment of Gumrukcu's fraudulent past).

23 middlemen for the payment of funds to obscure Gumrukcu's involvement in criminal activity."120 ? "Gumrukcu, Wittekind and Weird Science intentionally concealed the truth about Gumrukcu's criminal and fraudulent activities from Renovaro to induce Renovaro to enter into the Merger Agreement."121 ? "Gumrukcu, Wittekind, and Weird Science conspired to perpetuate this fraudulent concealment. Both before and after the Merger, Gumrukcu and Weird Science were aware of Gumrukcu's criminal and fraudulent activities, yet deliberately decided to forego informing Renovaro of such activities."122 Renovaro asks for a pass under Rule 9(b), asserting it does not know "who committed which particular act of fraud," given the nature of the concealment here.123 To be sure, Rule 9(b)'s particularity requirement "must be applied in light of the facts of the case," and "less particularity is required" where the facts lie more in the knowledge of the opposing party.124 To my eye, Renovaro's issue is not that it lacks knowledge about how Gumrukcu concealed his past misdeeds: it has offered detailed allegations about the hush money and murder-for-hire.125 Renovaro's issue is that it fails to offer particularized allegations of an affirmative act of concealment 120 Compl. ¶ 93. 121 Id. ¶ 89; see id. at ¶ 96. 122 Id. ¶ 108. 123 Hr'g Tr. at 49?55. 124 H-M Wexford LLC v. Encorp, Inc., 832 A.2d 129, 146 (Del. Ch. 2003). 125 Compl. ¶¶ 46?58.

24 by Wittekind and Weird Science.126 Renovaro's lack of support for pleading active concealment by peripheral defendants is no reason to relax Rule 9(b)'s pleading standard. As for a specific affirmative act of concealment by Wittekind, Renovaro first points to the hush money payments. At argument, Renovaro primarily pressed that the hush money payments were made with Gumrukcu's and Wittekind's "personal assets," and that Wittekind was involved in moving their money around to make those payments.127 But those allegations are nowhere to be found in Renovaro's complaint.128 The allegations Renovaro's counsel highlighted offer only conclusory 126 See Crescent/Mach I P'rs, L.P. v. Turner, 846 A.2d 963, 988?89 (Del. Ch. 2000) ("I note that the plaintiffs argue that they cannot sufficiently articulate their fraud-based claims without seeking discovery from the defendants, who allegedly possess the information forming the basis for their claim. For me to permit this kind of conclusory allegation in the absence of any particularized facts is contrary to the limitations of Rule 9(b). Moreover, plaintiffs' suggestion that their allegations cannot be fully articulated in the absence of discovery belies the fraud-based pleading standard. I know of no Delaware precedent that permits a conclusory allegation to proceed on the basis that later discovery will fill in the purported gaps if only the pleading is allowed to survive a motion to dismiss."); Roma Landmark Theaters, 2020 WL 5816756, at *18. 127 Hr'g Tr. at 32, 46, 48, 52. 128 The Complaint's sole allegation regarding Wittekind and the hush money payments provides: "Upon information and belief, Wittekind was aware of the hush money payments and efforts to conceal the fraud from Renovaro." Compl. ¶ 53. A plaintiff cannot introduce facts not pled through argument or briefing. E.g., MCG Cap. Corp. v. Maginn, 2010 WL 1782271, at *5 (Del. Ch. May 5, 2010) ("When defendants filed their motions to dismiss [Plaintiff] had a choice . . . It could either seek leave to amend its complaint or stand on its complaint and answer the motion to dismiss. Having chosen the latter course of action, it is bound to the factual allegations contained in its complaint. It cannot supplement the complaint through its brief."); Orman v. Cullman, 794 A.2d 5, 28 n.59 (Del. Ch. 2002) (explaining at the pleading stage "the Court is only permitted to consider the well-

25 group pleading, and fail to identify any active concealment by Wittekind.129 For instance, Paragraph 86 alleges: "Gumrukcu, Wittekind, and Weird Science deliberately concealed Gumrukcu's criminal and fraudulent activities from Renovaro including, among other things, the murder-for-hire plot designed to prevent Davis from interfering with the planned Merger and Gumrukcu's fraudulent oil trading schemes."130 Stripped of group pleading and conclusory allegations, this fails to allege any act of concealment by Wittekind. Next, Renovaro argues Wittekind actively concealed Gumrukcu's fraudulent dealings from Renovaro as Weird Science's manager and as one of its three members.131 Renovaro argues Wittekind was "actively involved" in the Merger.132 But Renovaro does not allege Wittekind was involved in the Merger at all, let alone performed any act of concealment in connection with the Merger negotiations.133 Renovaro also argues Wittekind knew, or must have known, that Weird Science's intellectual property was not being used to treat patients with HIV and cancer.134 But pleaded facts contained in the complaint and any documents incorporated by reference into that complaint"). 129 Hr'g Tr. at 47 (identifying Compl. ¶¶ 69, 76, 82, 86, and 89). 130 Compl. ¶ 86. 131 Hr'g Tr. at 32, 44, 46, 48; Compl. ¶¶ 3, 18, 87. 132 Hr'g Tr. at 48; see id. at 31?32. 133 Id. at 61. 134 Id. at 48.

26 Renovaro fails to allege Wittekind took any affirmative act of concealment as a Weird Science manager or member.135 As for Weird Science, Renovaro's counsel was unable to identify any allegation of an affirmative act by Weird Science.136 It follows that Renovaro has failed to state a claim against Weird Science. B. Equitable Fraud Count II alleges Gumrukcu, Wittekind, and Weird Science committed equitable fraud.137 "Equitable fraud is the Chancery analog to common-law 135 Id. at 61?65. 136 Id. at 47?55. Renovaro's argument that Weird Science took affirmative actions to conceal Gumrukcu's fraudulent past rests solely on the imputation of knowledge from Gumrukcu and Wittekind to Weird Science. To be sure, knowledge can be imputed from a human to an entity in certain scenarios. Albert, 2005 WL 2130607, at *11 ("Delaware law states that the knowledge of an agent while acting within the scope of his or her authority is imputed to the principal."). But action by the entity must be pled to state a claim against the entity. In re Swervepay Acq., LLC, 2022 WL 3701723, at *9?11 (dismissing fraud claims against certain defendants because group pleading did not supply any "reason in law or logic to impute the statements [at issue] to other defendants"); In re Hennessy Cap. Acq. Corp. IV S'holder Litig., 318 A.3d 306, 329 (Del. Ch. 2024) ("[T]here are no allegations whatsoever that Hennessy Capital took action with regard to the merger or proxy. This deficiency persists even if Daniel Hennessy's alleged knowledge is imputed to Hennessy Capital. There are, of course, allegations that Daniel Hennessy participated in the purported wrongdoing. The Complaint is silent, though, regarding actual participation by Hennessy Capital. The bare statement that Hennessy Capital was involved in the alleged breaches of fiduciary duty are insufficient."), aff'd, 2024 WL 5114140 (Del. Dec. 16, 2024) (TABLE); In re Mindbody, Inc., S'holder Litig., 332 A.3d 349, 398 (Del. 2024) (explaining where the defendant "provided no affirmative assistance at all and took no action that actively furthered [the] [ ] breach," the defendant did not participate in the breach). 137 Compl. ¶¶ 92?98.

27 fraud."138 An equitable fraud claim is also subject to Rule 9(b)'s heightened pleading standard.139 To plead equitable fraud, a "plaintiff must [] satisfy all the elements of common-law fraud with the exception that plaintiff need not demonstrate that the misstatement or omission was made knowingly or recklessly."140 In other words, a plaintiff must still allege active concealment: specifically, that "another made a false representation or concealed a material fact."141 Where a fraud claim fails for elements other than scienter, the equitable fraud claim fails as well.142 So too here.143 138 Carpenter v. Liberty Mut. Ins. Co., 2023 WL 3454692, at *2 (Del. Ch. May 15, 2023); see Zebroski v. Progressive Direct Ins. Co., 2014 WL 2156984, at *7 (Del. Ch. Apr. 30, 2014) ("The elements of equitable fraud are similar to those for common law fraud, except that ?the claimant need not show that the respondent acted knowingly or recklessly?innocent or negligent misrepresentations or omissions suffice.'") (quoting Envo, Inc. v. Walters, 2009 WL 5173807, at *6 (Del. Ch. Dec. 30, 2009)). 139 PR Acquisitions, LLC v. Midland Funding LLC, 2018 WL 2041521, at *13 (Del. Ch. Apr. 30, 2018) ("A negligent misrepresentation claim must be stated with the same particularly required for fraud."); see, e.g., Zebroski, WL 2156984, at *7; H-M Wexford LLC, 832 A.2d at 144?47;. 140 Zirn v. VLI Corp., 681 A.2d 1050, 1061 (Del. 1996. 141 NRG Barriers, Inc. v. Jelin, 1996 WL 451319, at *6 (Del. Ch. Aug. 6, 1996); In re Dataproducts Corp. S'holders Litig., 1991 WL 165301, at *7 (Del. Ch. Aug. 22, 1991. 142 In re Wayport, Inc. Litig., 76 A.3d 296, 327 (Del. Ch. 2013) ("Plaintiff[] failed on the[] common law fraud claims against [defendants] for reasons other than scienter, [] hence their equitable fraud claims would fail as well."). 143 Renovaro and the Moving Defendants are not in a fiduciary or other special relationship, which is the principal factor distinguishing equitable fraud from actual fraud. Id. ("The principal factor distinguishing [equitable] fraud from actual fraud is the existence of a special relationship between the plaintiff and the defendant, such as where the defendant is a fiduciary for the plaintiff."); Buescher v. Landsea Homes Corp., 2023 WL 5994144, at *1 (Del. Ch. Sept. 15, 2023) ("Equitable fraud is similar to common law fraud, but . . . imposes an element not required for legal fraud, however; a special equitable relationship between the fraudster and the defrauded party. This equitable-relationship element is at

28 C. Civil Conspiracy In Count IV, Renovaro brings a civil conspiracy claim against Gumrukcu, Wittekind, and Weird Science.144 Plaintiff alleges "Gumrukcu, Wittekind, and Weird Science conspired to perpetuate [] fraudulent concealment. Both before and the heart of equitable fraud?it is the reason all fraud claims are not simply recast as easier-to-prove negligent misrepresentation claims."). The presence of a preexisting duty explains the diminished scienter requirement. Homan v. Turoczy, 2005 WL 2000756, at *13 n.40 (Del. Ch. Aug. 12, 2005). The arms-length relationship between Renovaro and the Moving Defendants is fatal to Renovaro's claim for equitable fraud. LVI Grp. Invs., LLC v. NCM Grp. Hldgs., LLC, 2018 WL 1559936, at *18 (Del. Ch. Mar. 28, 2018); see, e.g., Fortis Advisors LLC, 2015 WL 401371, at *9; Osrma Sylvania Inc. v. Townsend Ventures, LLC, 2013 WL 6199554, at *15 (Del. Ch. Nov. 19, 2013); Airborne Health, 984 A.2d at 144. Some authorities have suggested that even in the absence of a special relationship or preexisting duty, merely seeking an equitable remedy supports a claim for equitable fraud. Zirn v. VLI Corp., 681 A.2d 1050, 1061 (Del. 1996); Stephenson v. Capano Dev., Inc., 462 A.2d 1069, 1074 (Del. 1983); Grzybowski v. Tracy, 2013 WL 4053515, at *6?7 (Del. Ch. Aug. 9, 2013). I do not understand why this would be so; it seems it should not be so. LVI Grp., 2018 WL 1559936, at *18 n.243 ("[Plaintiff] tries to save its equitable fraud claim by pointing out that it is seeking restitution, an equitable remedy . . . In my view, however, equitable fraud cannot be asserted simply alleging common law fraud minus scienter and tacking on a request for restitution."); Buescher, 2023 WL 5994144, at *1 ("Th[e] equitable-relationship element is at the heart of equitable fraud?it is the reason all fraud claims are not simply recast as easier-to-prove negligent misrepresentation claims."); Homan, 2005 WL 2000756, at *13 n.40 ("The use of a relaxed ?equitable' fraud standard, applying to all speakers, regardless of their arms-length relationship with the listener, arguably has greater societal costs than societal benefits, and undercuts the policy justification undergirding the scienter requirement of common law fraud. That is, if equitable fraud claims that do not require the plaintiff to prove scienter can be brought against any defendant, regardless of the relationship between the parties, then there would be no reason to ever assert a fraud claim under the more rigorous common law standard."); see Donald J. Wolfe, Jr. & Michael A. Pittenger, 1 Corporate & Commercial Practice in Delaware Court of Chancery § 2.03[b][2][iv], at 2-40?2-41 (2024) (explaining "a cognizable claim of equitable fraud must include a showing of the existence of a special relationship of trust between the parties"). 144 Compl. ¶¶ 106?11.

29 after the Merger, Gumrukcu and Weird Science were aware of Gumrukcu's criminal and fraudulent activities, yet deliberately decided to forego informing Renovaro of such activities."145 "Civil conspiracy is not an independent cause of action; it must be predicated on an underlying wrong."146 To state a claim for civil conspiracy, "a plaintiff must plead facts supporting (1) the existence of a confederation or combination of two or more persons; (2) that an unlawful act was done in furtherance of the conspiracy; and (3) that the conspirators caused actual damage to the plaintiff."147 Where, as here, the underlying alleged wrong is fraud, a plaintiff is held to Rule 9(b)'s heightened pleading standard.148 If a plaintiff fails to provide well-pleaded 145 Id. ¶ 108. 146 Kuroda v. SPJS Hldgs., L.L.C., 971 A.2d 872, 892 (Del. Ch. 2009); Ogus v. SportTechie, Inc., 2023 WL 2746333, at *14 (Del. Ch. Apr. 3, 2023) (same); Ramunno v. Cawley, 705 A.2d 1029, 1039 (Del. 1998) ("[C]ivil conspiracy is not an independent cause of action in Delaware, and that it must arise from some underlying wrong."); Connolly v. Labowitz, 519 A.2d 138, 143 (Del. Super. 1986) ("To be actionable a civil conspiracy must embody an underlying wrong which would be actionable in the absence of the conspiracy. The gravamen of an action in civil conspiracy is not the conspiracy itself but the underlying wrong which would be actionable absent the conspiracy." (internal quotations omitted)); Brooks-McCollum v. Shareef, 2006 WL 3587246, at *3 (Del. Super. Nov.1, 2006) ("It is not the conspiracy itself, but rather the underlying wrong that must be actionable, even without the alleged conspiracy."). 147 Allied Cap. Corp. v. GC-Sun Hldgs., L.P., 910 A.2d 1020, 1036 (Del. Ch. 2006); Nicolet, 525 A.2d at 149?150 (same). 148 In re Am. Int'l Grp., Inc., 965 A.2d at 805 ("Both fraud and a conspiracy to commit fraud must be alleged with particularity."); Great Hill Equity P'rs IV, LP v. SIG Growth Equity Fund I, LLLP, 2014 WL 6703980, at *20?23 (Del. Ch. Nov. 26, 2014) (applying the Rule 9(b) particularity standard to a civil conspiracy claim); Albert, 2005 WL 2130607,

30 particularized allegations of the underlying fraud claim, the conspiracy claim must be dismissed.149 As explained, Renovaro failed to plead any act by Wittekind or Weird Science to conceal Gomrukcu's past from Renovaro. While the Complaint alleges Gumrukcu acted to conceal his fraudulent past, one cannot conspire with oneself.150 Renovaro failed to plead civil conspiracy. D. Unjust Enrichment Finally, Count III brings a claim for unjust enrichment against Gumrukcu, Wittekind as an individual and as trustee of the Trusts, and Weird Science.151 Renovaro complains Gumrukcu, Wittekind, and the Trusts were unjustly enriched at *11 ("Where a complaint alleges fraud or conspiracy to commit fraud, the Rules of this court call for a higher pleading standard, requiring the circumstances constituting the fraud or conspiracy to be pled with particularity." (internal quotations omitted)); Matrix Parent, Inc. v. Audax Mgmt. Co., LLC, 319 A.3d 909, 938 (Del. Super. Ct. 2024). 149 Kuroda, 971 A.2d at 892 ("Civil conspiracy is not an independent cause of action; it must be predicated on an underlying wrong. Thus, if plaintiff fails to adequately allege the elements of the underlying claim, the conspiracy claim must be dismissed." (footnote omitted)); Transched Sys. Ltd. v. Versyss Transit Solutions, LLC, 2008 WL 948307, at *4 (Del. Super. Apr. 2, 2008) ("To succeed on a claim of civil conspiracy Plaintiff must first have a valid underlying claim."); United Atl. Ventures, LLC v. TMTG Sub Inc., 2025 WL 2505325, at *18 (Del. Ch. Sept. 2, 2025) ("[I]n the absence of an actionable wrong, a civil conspiracy claim will fail.") (quoting Clouser v. Doherty, 175 A.3d 86, 2017 WL 3947404, at *9 (Del. Sept. 7, 2017) (ORDER)); Connolly, 519 A.2d at 143 ("?The gravaman of an action in civil conspiracy is not the conspiracy itself but the underlying wrong which would be actionable absent the conspiracy.'") (quoting McLaughlin v. Copeland, 455 F. Supp. 749, 752 (D. Del. 1978), aff'd, 595 F.2d 1213 (3d Cir. 1979)). 150 Anschutz Corp. v. Brown Robin Cap., LLC, 2020 WL 3096744, at *17 (Del. Ch. June 11, 2020). 151 Compl. ¶¶ 99?105.

31 by receiving the Merger Shares. 152 Renovaro claims Weird Science only received the Merger Shares because Gumrukcu's criminal and fraudulent activities were concealed.153 According to Renovaro, had Gumrukcu's past not been concealed, the Merger would not have closed, and in that counterfactual universe the Moving Defendants would not have received any Merger Shares.154 Renovaro further contends Merger Shares were transferred from Weird Science to Gumrukcu, Wittekind, and the Trusts without necessary consideration; the Moving Defendants assert Gumrukcu and Wittekind received Merger Shares as pro rata distributions from Weird Science as members.155 Through the unjust enrichment claim, Renovaro seeks an equitable remedy "requiring Defendants to return any Renovaro shares they 152 Id. ¶ 100. Renovaro also pleads Gumrukcu, Wittekind, and the Trusts were unjustly enriched "by receiving other compensation from Renovaro, including but not limited to fees paid under the Consulting Agreement" which it claims Renovaro would not have paid if it knew the truth about Gumrukcu's criminal and fraudulent activities. Id. ¶ 105. Renovaro did not advocate for this theory in its opposition brief. See PAB. I do not consider it. 153 Compl. ¶ 100. 154 Id. ¶¶ 83, 100?05. 155 Id. ¶ 64; DOB 25; DOB Ex. N at 4 ("On or about May 29, 2020, Weird Science distributed 17,545,283 shares of Common Stock to its members on a pro rata basis, consisting of 3,509,056 shares of Common Stock to Wittekind, 3,509,056 shares of Common Stock to Sandler and 10,527,171 shares of Common Stock to Gumrukcu."). The Moving Defendants also note Renovaro's emphasis on the alleged lack of consideration provided by Gumrukcu, Wittekind, and the Trusts in connection with the receipt of Merger Shares appears to be "confusing unjust enrichment with fraudulent transfer." DOB 25 n.21; see 6 Del. C. § 1301 et seq.

32 obtained pursuant to the Merger."156 Renovaro does not challenge the validity of the Merger Agreement or seek rescission or rescissory damages.157 Unjust enrichment is the "unjust retention of a benefit to the loss of another, or the retention of money or property of another against the fundamental principles of justice or equity or good conscience."158 A plaintiff bringing an unjust enrichment claim must plead: "(1) an enrichment; (2) an impoverishment; (3) a relation between the enrichment and the impoverishment; (4) the absence of justification."159 An unjust enrichment claim "requires the party subject to the claim to hold the funds resulting from the [p]laintiff's impoverishment."160 The parties dispute whether Renovaro can bring this claim when Renovaro's payment of Merger Shares to Weird Science is controlled by the Merger Agreement.161 The threshold inquiry is whether the Merger Agreement governs the relevant relationship between Plaintiff and the Moving Defendants.162 Weird 156 Compl. ¶ 24. 157 Compl. ¶¶ 24, 102, Prayer; PAB 3, 22, 23; see id. 3, 24 (arguing the Merger Agreement does not preclude the unjust enrichment claim against Wittekind because he is not a party to the Merger Agreement). 158 McPadden v. Sidhu, 964 A.2d 1262, 1276 (Del. Ch. 2008). 159 State ex rel. Jennings v. Monsanto Co., 299 A.3d 372, 390 (Del. 2023) (citing Garfield ex rel. ODP Corp. v. Allen, 277 A.3d 296, 351 (Del. Ch. 2022)). 160 Great Hill Equity P'rs, 2014 WL 6703980, at *28. 161 DOB 22?24; PAF 24?25. 162 Great Hill Equity P'rs, 2014 WL 6703980, at *27.

33 Science is a party to the Merger Agreement, but Gumrukcu, Wittekind, and the Trusts are not. Unjust enrichment provides a remedy in the absence of a formal contract.163 It follows that where "a contract comprehensively governs the relevant relationship between the parties, then the contract must provide the measure of the plaintiff's rights, and any claim of unjust enrichment will be denied."164 Weird Science is a party to the Merger Agreement. The Merger Agreement governs the relationship between Renovaro and Weird Science on Weird Science's entitlement to Merger Shares.165 Renovaro contends there is still space for an unjust 163 Stone & Paper Invs., LLC v. Blanch, 2020 WL 3496694 (Del. Ch. June 29, 2020), judgment entered, (Del. Ch. 2023), aff'd, 312 A.3d 1155 (Del. 2024), and aff'd sub nom. Skinner v. Stone & Paper Invs., LLC, 319 A.3d 270 (Del. 2024); Bakerman v. Sidney Frank Importing Co., 2006 WL 3927242, at *18 (Del. Ch. Oct. 10, 2006); Great Hill Equity P'rs, 2014 WL 6703980, at *27. 164 Stone & Paper Invs., 2020 WL 3496694, at *12; Bakerman, 2006 WL 3927242, at *18 ("When the complaint alleges an express, enforceable contract that controls the parties' relationship, [] a claim for unjust enrichment will be dismissed."); BAE Sys. Info. & Elec. Sys. Integration, Inc. v. Lockheed Martin Corp., 2009 WL 264088 (Del. Ch. Feb. 3, 2009) ("If a contract comprehensively governs the parties' relationship, then it alone must provide the measure of the plaintiff's rights and any claim of unjust enrichment will be denied."); Nemec v. Shrader, 2009 WL 1204346, at *5 (Del. Ch. Apr. 30, 2009) ("Delaware courts [] have consistently refused to permit a claim for unjust enrichment when the alleged wrong arises from a relationship governed by contract."), aff'd, 991 A.2d 1120 (Del. 2010); ID Biomedical Corp. v. TM Techs., Inc., 1995 WL 130743, at *15 (Del. Ch. Mar. 16, 1995) ("Courts developed unjust enrichment, or quasi-contract, as a theory of recovery to remedy the absence of a formal contract. A party cannot seek recovery under an unjust enrichment theory if a contract is the measure of the plaintiff's right." (internal citation omitted)); PR Acquisitions, 2018 WL 2041521, at *14 (dismissing unjust enrichment claim as governed by contract because fraud claim attacking underlying contract was dismissed). 165 DOB Ex. A at Recital; id. at § 2.1.1; id. at 2.1.3; id. at Ex. 1; see DOB Ex. M at Item 5.

34 enrichment claim because the Merger Agreement was the product of fraudulent concealment. "A claim that the underlying agreement is subject to rescission due to fraudulent conduct or omissions is sufficient to" suggest a contract is invalid, such that a claim for unjust enrichment can be pled.166 Renovaro has not challenged the validity of the Merger Agreement or sought to rescind the Merger Agreement.167 Rescission refers to "the avoidance of a transaction or the cancellation of the deal."168 Renovaro does not seek to unwind or rescind the Merger.169 It seeks the one-way 166 Haney v. Blackhawk Network Hldgs., Inc., 2016 WL 769595, at *9 (Del. Ch. Feb. 26, 2016); Great Hill Equity P'rs, 2014 WL 6703980, at *27 ("If the validity of that agreement is challenged, however, claims of unjust enrichment may survive a motion to dismiss."); see S'holder Representative Servs. LLC v. RSI Holdco, LLC, 2019 WL 2207452, at *6 (Del. Ch. May 22, 2019) ("Because Holdco and TA have challenged the validity of the Merger Agreement, the Merger Agreement does not preclude the unjust enrichment claim from proceeding."); Fortis Advisors, 2021 WL 5893997 ("I have already found that Fortis has pleaded viable claims for fraud and a claim for mutual mistake seeking the remedy of recission. Thus, the unjust enrichment claim cannot be dismissed.."); Anschutz Corp, 2020 WL 3096744, at *18 (declining to dismiss unjust enrichment claim where plaintiff adequately well-pled a fraud claim and challenged the validity of the underlying contracts); In re Student Fin. Corp., 2004 WL 609329, at *7 (D. Del. Mar. 23, 2004) (declining to dismiss an unjust enrichment claim where the plaintiff stated a claim for fraudulent inducement and sought recission); but see PR Acquisitions, 2018 WL 2041521, at *14 (dismissing an unjust enrichment claim where plaintiff failed to adequately plead a fraud claim because without the fraud claim the "Purchase Agreement comprehensively governs the parties' relationship" (internal quotation marks omitted)). 167 DOB 22?23. 168 Donald J. Wolfe & Michael A. Pittenger, 2 Corporate and Commercial Practice in the Delaware Court of Chancery § 16.04, at 16-62 (2024); In re MAXXAM, Inc., 659 A.2d 760, 775 (Del. Ch. 1995) ("Rescission entails avoiding a transaction . . . and requires that the parties be restored to the status quo before the avoided transaction was consummated."). 169 DOB 23; PAB 8?9 (affirming the validity of the Merger Agreement).

35 equitable "return" of Defendants' Merger Shares, contending Wittekind and Weird Science have been "torturing" Renovaro by suing it in their capacities as stockholders.170 Renovaro's proffered remedies include stripping Wittekind and Weird Science of their voting rights, forcing the Moving Defendants to sell the Merger Shares, rescinding the Merger Shares, or otherwise limiting the stockholder rights of the Merger Shares.171 Renovaro's aim is to disenfranchise the Moving Defendants, not to rescind or unwind the Merger.172 Even as Renovaro stands by the Merger Agreement's validity, Renovaro contends the Merger Agreement permits an unjust enrichment claim against the Moving Defendants because the contract itself is the unjust enrichment, and arose from the defendant's fraud.173 But as explained, Renovaro has not pled the Merger Agreement was secured via fraud by Weird Science. In the absence of fraud by Weird Science in procuring the Merger Agreement, there is no basis to conclude the 170 Hr'g Tr. at 57?58; PAB 2, 22?23; Compl. ¶¶ 24, 102, Prayer (b) ("Provide equitable relief, including but not limited to, an order instructing Defendants to return any Merger Agreement Shares in their possession, custody, or control back to Renovaro."). 171 Hr'g Tr. at 57?59; PAB 23 ("Given the continued harm caused by Moving Defendants' ownership of Merger Agreement Shares, along with the threat of potential future harm, monetary damages are not sufficient and Renovaro is justified in seeking a Court order instructing Defendants to return any Renovaro shares in their possession, custody, or control back to Renovaro."). 172 PAB 8?9; id. at 8 ("Renovaro has argued in favor of the Merger Agreement's validity in separate litigation. . . ."). 173 PAF 24?25 (citing LVI Grp. Invs., 2018 WL 1559936, at *17?*18; McPadden, 964 A.2d at 1276).

36 Merger Agreement itself unjustly enriched Weird Science. The Merger Agreement precludes an unjust enrichment claim against Weird Science. As for Wittekind, individually and as trustee of the Trusts, the Merger Agreement does not govern his relationship with Renovaro. Wittekind is not a party to the Merger Agreement in either capacity, and Renovaro makes no showing he should be bound as such. The Merger Agreement does not comprehensively govern Renovaro's relationship with Wittekind regarding the Merger Shares, so it cannot preclude a claim of unjust enrichment against him. But Wittekind has shown the Complaint fails to plead the third element of unjust enrichment: a relationship between the enrichment and impoverishment.174 "To prove th[at] element of unjust enrichment, a plaintiff must show that there is ?some direct relationship . . . between a defendant's enrichment and a plaintiff's impoverishment.'"175 This direct relationship is "crucial" to an unjust enrichment 174 DRB 23 (asserting the complaint failed to allege "how Renovaro was deprived of the benefit of its bargain under the Merger Agreement" or how Wittekind and the Trusts received something they were not entitled to under the Merger Agreement). 175 Vichi v. Koninklijke Philips Elecs. N.V., 62 A.3d 26, 59?60 (Del. Ch. 2012) (alteration and emphasis in original) (quoting Anguilla RE, LLC v. Lubert?Adler Real Estate Fund IV, L.P., 2012 WL 5351229, at *6 (Del. Super. Oct. 16, 2012)); see MetCap Sec. LLC v. Pearl Senior Care, Inc., 2007 WL 1498989, at *6 (Del. Ch. May 16, 2007) ("Although the doctrine of unjust enrichment is one of ?substantial flexibility,' it is axiomatic that there must be some relationship between the parties.") (quoting Palese v. Del. State Lottery Office, 2006 WL 1875915, at *5 (Del. Ch. June 29, 2006), aff'd, 913 A.2d 570 (Del. 2006) (TABLE)).

37 claim.176 "[I]t is axiomatic that there must be some relationship between the parties."177 "A showing that the defendant was enriched unjustly by the plaintiff who acted for the defendant's benefit is essential."178 "The implicit purpose of the ?direct relationship' requirement is to ensure that a court accurately can reverse the unjust retention of a benefit to the loss of another. Where the relationship between the impoverishment and enrichment is attenuated or speculative, the court has no such assurance."179 Wittekind and the Trusts received a benefit in the form of Merger Shares and the bundle of rights they represent.180 Renovaro contends Wittekind and the Trusts received those benefits at the end of a fire brigade: they received their Merger Shares from Weird Science in May 2018,181 which received those shares from Renovaro as Merger consideration in February 2018, which Renovaro alleges was the result of 176 MetCap Sec., 2007 WL 1498989, at *5. 177 Id. at *6. 178 Id. (emphasis in original); Coretel Am., Inc. v. Oak Point P'rs, LLC, 2022 WL 2903104, at *11 (Del. Super. July 21, 2022) ("The general rule is that the ?plaintiff must show that there is ?some direct relationship . . . between a defendant's enrichment and a plaintiff's impoverishment.' In other words, there must ?[a] showing that the defendant was enriched unjustly by the plaintiff who acted for the defendant's benefit.'" (alterations in original)) (quoting Vichi, 62 A.3d at 59?60)). 179 Vichi, 62 A.3d at 61. 180 Compl. ¶¶ 83?84, 100?105; PAB 23?25. 181 DOB Ex. N at 4.

38 the fraudulent concealment of Gumrukcu's past.182 That series of handoffs represents too much distance between Renovaro's impoverishment and Wittekind and the Trusts' enrichment.183 Renovaro does not allege it took any act for the benefit of Wittekind and the Trusts: it paid the Merger Shares to Weird Science. Renovaro's impoverishment resulted in Weird Science's enrichment. Subsequent benefit to Wittekind as Weird Science's member and transferee, and the Trusts as Wittekind's transferee, is insufficiently directly related to Renovaro's impoverishment to support a claim for unjust enrichment where there are no allegations Wittekind played any role in Renovaro's purported impoverishment.184 182 Compl. ¶ 100. 183 Vichi, 62 A.3d at 60; Edwards v. GigAcquisitions2, LLC, 2025 WL 2092832, at *21 (Del. Ch. July 25, 2025) (dismissing unjust enrichment claim where "plaintiff[] plead no [] link between the impoverishment and enrichment"); Stein v. Wind Energy Hldgs., Inc., 2022 WL 17590862, at *9 (Del. Super. Ct. Dec. 13, 2022) ("[A]n unjust enrichment claim cannot be brought against a non-contract party unless the plaintiffs plead that the non-party ?knowingly facilitate[d] and benefit[ted] from the breach of a party to the contract.'" (alteration in original)) (quoting Coretel Am., 2022 WL 2903104, at *11)); Coretel Am., 2022 WL 2903104, at *12 (dismissing unjust enrichment claim where "[plaintiff] alleges [defendant] should not be allowed to keep the proceeds from the sale of property it did not own" and holding "[plaintiff] has not pleaded the sort of relationship necessary to sustain an unjust enrichment claim"); Reith v. Lichtenstein, 2019 WL 2714065, at *22 (Del. Ch. June 28, 2019) (dismissing unjust enrichment claim where "[p]laintiff did not specify how different defendants were unjustly enriched" and dismissing the unjust enrichment claim to a defendant where "[p]laintiff alleges no connection" between the defendant and the enrichment); In re Lear Corp. S'holder Litig., 967 A.2d 640, 657 (Del. Ch. 2008) (dismissing unjust enrichment claim where the complaint failed to allege the defendant "was engaged in some form of wrongdoing" related to the purported enrichment); see also Lyons Ins. Agency, Inc. v. Kirtley, 2019 WL 1244605, at *2 (Del. Super. Ct. Mar. 18, 2019). 184 Territory of U.S. Virgin Islands v. Goldman, Sachs & Co., 937 A.2d 760, 796 n.161 (Del. Ch. 2007) (explaining the "absence of justification" element of an unjust enrichment

39 Renovaro failed to state a claim of unjust enrichment against Wittekind, individually and in his capacity as trustee of the Trusts. As noted at the outset, Gumrukcu has not responded to the Complaint. If Renovaro prevails against Gumrukcu, it would be entitled to an appropriate remedy. III. CONCLUSION For the foregoing reasons, the Moving Defendants' motion to dismiss is GRANTED. claim "usually entails some type of wrongdoing or mistake at the time of the transfer. Correspondingly, unjust enrichment is often deployed against persons who (although not acting with scienter themselves) are sufficiently aligned with a wrongdoer that they ought to disgorge an unearned benefit conferred upon them by the wrongdoer at the victim's expense. In my view, a passive stockholder who receives a dividend in good faith has not been unjustly enriched." (internal citations and quotations omitted)), aff'd, 956 A.2d 32 (Del. 2008)); Stein, 2022 WL 17590862, at *9 (dismissing an unjust enrichment claim where it was "not reasonably conceivable that [the defendant] benefitted from anything the [p]laintiffs did" because the plaintiffs were "not essential to the merger"); Great Hill Equity P'rs, 2014 WL 6703980, at *28 (dismissing a post-closing unjust enrichment claim against individual defendants who allegedly "controlled and directed" the seller entity with respect to an allegedly fraudulent merger but "did not receive any merger consideration" acknowledging the individual defendants "mere association" with the entity that received merger consideration insufficient.); id. ("A restitution remedy such as unjust enrichment [] requires the party subject to the claim to hold the funds resulting from the Plaintiff's impoverishment."); Lear, 967 A.2d at 657 (dismissing unjust enrichment claim where the defendant "did not play a role for [] in the merger negotiation or approval process" and finding the complaint "fails to support an inference that [defendant] was engaged in some form of wrongdoing"); see Palisades Collection, LLC v. Unifund CCR P'rs, 2015 WL 6693962, at *9 (Del. Super. Nov. 3, 2015) ("A defendant's simple receipt of money, goods or services is not the same as ?the unjust retention of a benefit to the loss of another, or the retention of money or property of another against the fundamental principles of justice or equity.'") (quoting Nemec v. Shrader, 991 A.2d 1120, 1130 (Del. 2009)).